SLM Student Loan Trust 2001-3
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$548,481,635.85	($47,880,596.51)	$500,601,039.34
	ii	Interest to be Capitalized	8,521,359.75		6,358,956.51

	iii	Total Pool	$557,002,995.60		$506,959,995.85

	iv	Specified Reserve Account Balance	0.00		0.00

	v	Total Adjusted Pool	$557,002,995.60		$506,959,995.85

B	i	Weighted Average Coupon (WAC)	3.337%		3.359%
	ii	Weighted Average Remaining Term	110.89		109.37
	iii	Number of Loans	172,074		160,073
	iv	Number of Borrowers	87,454		81,644

						% of		% of
Notes				Spread	Balance 10/25/04	O/S Securities	Balance 1/25/05	O/S Securities
C	i	A-1T Notes	78442GCZ7	0.65%	$0.00	0.000%	$0.00	0.000%
	ii	A-1L Notes	78442GCY0	0.04%	0.00	0.000%	0.00	0.000%
	iii	A-2L Notes	78442GDA1	0.12%	510,827,995.60	91.710%	460,784,995.85	90.892%
	iv	B Notes	78442GDC7	0.45%	46,175,000.00	8.290%	46,175,000.00	9.108%

	v	Total Notes			$557,002,995.60	100.000%	$506,959,995.85	100.000%

Reserve Account			10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,392,507.49	$1,267,399.99
	iv	Reserve Account Floor Balance ($)	$1,502,679.00	$1,502,679.00
	v	Current Reserve Acct Balance ($)	$1,502,679.00	$1,502,679.00

II. 2001-3 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$46,209,020.21
	ii	Principal Collections from Guarantor	4,877,303.11
	iii	Principal Reimbursements	52,047.69
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$51,138,371.01

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$58,366.55
	ii	Capitalized Interest	(3,316,141.05)

	iii	Total Non-Cash Principal Activity	$(3,257,774.50)

C	Total Student Loan Principal Activity		$47,880,596.51

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,249,886.90
	ii	Interest Claims Received from Guarantors	185,458.98
	iii	Collection Fees/Returned Items	29,374.59
	iv	Late Fee Reimbursements	122,754.96
	v	Interest Reimbursements	21,972.82
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,226,998.46
	viii	Subsidy Payments	883,099.99

	ix	Total Interest Collections	$4,719,546.70

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$517.07
	ii	Capitalized Interest	3,316,141.05

	iii	Total Non-Cash Interest Adjustments	$3,316,658.12

F	Total Student Loan Interest Activity		$8,036,204.82

G	Non-Reimbursable Losses During Collection Period		$55,823.60

H	Cumulative Non-Reimbursable Losses to Date		$915,936.57

III. 2001-3 Collection Account Activity 10/1/ 004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$13,799,676.32
	ii	Consolidation Principal Payments	37,286,647.00
	iii	Reimbursements by Seller	(1,679.61)
	iv	Borrower Benefits Reimbursed	41,259.09
	v	Reimbursements by Servicer	19.77
	vi	Re-purchased Principal	12,448.44

	vii	Total Principal Collections	$51,138,371.01

B	Interest Collections
	i	Interest Payments Received	$3,918,302.83
	ii	Consolidation Interest Payments	627,141.50
	iii	Reimbursements by Seller	40.16
	iv	Borrower Benefits Reimbursed	2,591.01
	v	Reimbursements by Servicer	18,990.77
	vi	Re-purchased Interest	350.88
	vii	Collection Fees/Returned Items	29,374.59
	viii	Late Fees	122,754.96

	ix	Total Interest Collections	$4,719,546.70

C	Other Reimbursements		$53,751.41

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$55,911,669.12

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(811,348.02)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$55,100,321.10

G	Servicing Fees Due for Current Period		$387,330.33

H	Carryover Servicing Fees Due		$0.00

I	Administration Fees Due		$20,000.00

J	Aggregate Swap Fees Due		$10,675.88

K	Total Fees Due for Period		$418,006.21

IV. 2001-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	2.815%	2.818%	15,550	13,012	9.037%	8.129%	$53,282,361.68	$45,041,925.57	9.715%	8.998%

Grace
Current	2.813%	2.809%	8,141	3,350	4.731%	2.093%	$27,386,505.91	$10,887,310.76	4.993%	2.175%

TOTAL INTERIM	2.815%	2.817%	23,691	16,362	13.768%	10.222%	$80,668,867.59	$55,929,236.33	14.708%	11.173%
REPAYMENT
Active
Current	3.568%	3.558%	77,547	77,117	45.066%	48.176%	$215,840,550.06	$212,356,236.65	39.352%	42.420%
31-60 Days Delinquent	3.568%	3.533%	4,937	5,696	2.869%	3.558%	$16,011,204.26	$18,421,910.46	2.919%	3.680%
61-90 Days Delinquent	3.549%	3.583%	4,029	3,790	2.341%	2.368%	$13,792,920.70	$12,638,756.98	2.515%	2.525%
91-120 Days Delinquent	3.606%	3.585%	2,423	2,055	1.408%	1.284%	$8,197,020.38	$6,621,653.84	1.494%	1.323%
> 120 Days Delinquent	3.576%	3.566%	7,404	7,001	4.303%	4.374%	$25,308,477.29	$23,377,448.70	4.614%	4.670%

Deferment
Current	2.957%	2.954%	30,923	28,319	17.971%	17.691%	$104,947,345.88	$93,956,461.80	19.134%	18.769%

Forbearance
Current	3.542%	3.539%	20,361	18,364	11.833%	11.472%	$81,312,115.12	$72,747,666.47	14.825%	14.532%

TOTAL REPAYMENT	3.426%	3.426%	147,624	142,342	85.791%	88.923%	$465,409,633.69	$440,120,134.90	84.853%	87.918%
Claims in Process (1)	3.586%	3.558%	757	1,361	0.440%	0.850%	$2,399,249.93	$4,529,375.32	0.437%	0.905%
Aged Claims Rejected (2)	3.370%	3.370%	2	8	0.001%	0.005%	$3,884.64	$22,292.79	0.001%	0.004%
GRAND TOTAL	3.337%	3.359%	172,074	160,073	100.000%	100.000%	$548,481,635.85	$500,601,039.34	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2001-3 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.363%	107,633	$307,332,524.85	61.393%
- GSL - Unsubsidized	3.294%	50,989	$188,179,519.89	37.591%
- PLUS Loans	4.772%	876	$3,052,366.71	0.610%
- SLS Loans	5.352%	575	$2,036,627.89	0.407%

- Total	3.359%	160,073	$500,601,039.34	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.356%	130,052	$435,018,066.16	86.899%
-Two Year	3.348%	24,375	$52,372,722.29	10.462%
-Technical	3.504%	5,646	$13,210,250.89	2.639%
-Other	0.000%	0	$0.00	0.000%

- Total	3.359%	160,073	$500,601,039.34	100.000%

*Percentages may not total 100% due to rounding.

VI. 2001-3 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$3,586,233.44
B	Interest Subsidy Payments Accrued During Collection Period				773,275.38
C	SAP Payments Accrued During Collection Period				1,795,939.67
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP INT ACCTS)				231,844.24
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$6,387,292.73

G	Student Loan Rate
	i	Days in Calculation Period			92
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$6,387,292.73
	iv	Primary Servicing Fee			$1,198,678.35
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$10,675.88
	vii	Total Pool Balance at Beginning of Collection Period			$557,002,995.60
	viii	Student Loan Rate	( ii / i ) * (( iii - iv - v - vi ) / vii )		3.62354%

H	Floating Rate Student Loan Rate Swap Payments Due to the Trust		Class A-1L	Class A-2L	Class B

	i	Aggregate Swap Notional Amounts	$0.00	$510,827,995.60	$46,175,000.00

	ii	Libor Based Interest Rates/Rate of Return	0.00000%	2.22000%	2.55000%
	iii	Student Loan Rate Cap	3.62354%	3.62354%	3.62354%

	iv	Excess Over Student Loan Rate Cap ( ii-iii)	0.00000%	0.00000%	0.00000%

	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

I	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		CAP TERMINATED

	ii	Three Month Libor		2.10000%
	iii	Cap %		8.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

VII. 2001-3 Accrued Interest Factors

			Accrued
			Int Factor	Accrual Period	Rate

A	Class A-1T T-Bill Based Interest Rate		0.000000000	(10/25/04 — 1/25/05)	0.00000%

B	Class A-1L LIBOR Based Interest Rate		0.000000000	(10/25/04 — 1/25/05)	0.00000%

C	Class A-2L LIBOR Based Interest Rate		0.005673333	(10/25/04 — 1/25/05)	2.22000%

D	Class B LIBOR Based Interest Rate		0.006516667	(10/25/04 — 1/25/05)	2.55000%

VIII. 2001-3 Inputs From Prior Quarter 9/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$548,481,635.85
	ii	Interest To Be Capitalized	8,521,359.75

	iii	Total Pool	$557,002,995.60
	iv	Specified Reserve Account Balance	0.00

	v	Total Adjusted Pool	$557,002,995.60

B	Total Note Factor		0.361886004
C	Total Note Balance		$557,002,995.60

D	Note Balance 10/25/2004		Class A-1T	Class A-1L	Class A-2L	Class B

	i	Current Factor	0.000000000	0.000000000	0.742491185	1.000000000
	ii	Expected Note Balance	$0.00	$0.00	$510,827,995.60	$46,175,000.00
	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$1,502,679.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00
J	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
K	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2001-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D + VI-H-v )		$55,332,165.34	$55,332,165.34

B	Primary Servicing Fees-Current Month		$387,330.33	$54,944,835.01

C	Administration Fee		$20,000.00	$54,924,835.01

D	Swap Fees
	i	Fixed Rate Swap Payment	$5,337.94	$54,919,497.07
	ii	Fixed Rate Swap Payment	$5,337.94	$54,914,159.13

	iii	Total Swap Fees	$10,675.88

E	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$0.00	$54,914,159.13
	ii	Class A-1L	$0.00	$54,914,159.13
	iii	Class A-2L	$2,898,097.50	$52,016,061.63
	iv	Class B	$300,907.08	$51,715,154.55

	v	Total Noteholder’s Interest Distribution	$3,199,004.58

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$0.00	$51,715,154.55
	ii	Class A-1L	$0.00	$51,715,154.55
	iii	Class A-2L	$50,042,999.75	$1,672,154.80
	iv	Class B	$0.00	$1,672,154.80

	v	Total Noteholder’s Principal Distribution	$50,042,999.75

G	Increase to the Specified Reserve Account Balance		$0.00	$1,672,154.80

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,672,154.80

I	Carryover Servicing Fees		$0.00	$1,672,154.80

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$1,672,154.80
	ii	Class A-1L	$0.00	$1,672,154.80
	iii	Class A-2L	$0.00	$1,672,154.80
	iv	Class B	$0.00	$1,672,154.80

	v	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$1,672,154.80	$0.00

X. 2001-3 Distributions

A	Distribution Amounts				Class A-1T	Class A-1L	Class A-2L	Class B
	i	Quarterly Interest Due			$0.00	$0.00	$2,898,097.50	$300,907.08
	ii	Quarterly Interest Paid			0.00	0.00	2,898,097.50	300,907.08

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$0.00	$50,042,999.75	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	50,042,999.75	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$0.00	$52,941,097.25	$300,907.08

B	Principal Distribution Reconciliation
	i	Notes Principal Balance 12/31/04			$557,002,995.60
	ii	Adjusted Pool Balance 12/31/04			506,959,995.85

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$50,042,999.75

	iv	Adjusted Pool Balance 9/30/04			$557,002,995.60
	v	Adjusted Pool Balance 12/31/04			506,959,995.85

	vi	Current Principal Due (iv-v)			$50,042,999.75
	vii	Principal Shortfall from Previous Collection Period			0.00

	viii	Principal Distribution Amount (vi + vii)			$50,042,999.75

	ix	Principal Distribution Amount Paid			$50,042,999.75

	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$50,042,999.75
D		Total Interest Distribution			3,199,004.58

E		Total Cash Distributions			$53,242,004.33

F	Note Balances			10/25/2004	1/25/2005
	i	A-1T Note Balance	78442GCZ7	$0.00	$0.00
		A-1T Note Pool Factor		0.000000000	0.000000000

	ii	A-1L Note Balance	78442GCY0	$0.00	$0.00
		A-1L Note Pool Factor		0.000000000	0.000000000

	iii	A-2L Note Balance	78442GDA1	$510,827,995.60	$460,784,995.85
		A-2L Note Pool Factor		0.742491185	0.669753421

	iv	B Note Balance	78442GDC7	$46,175,000.00	$46,175,000.00
		B Note Pool Factor		1.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,502,679.00
	ii	Deposits to correct Shortfall			$0.00
	iii	Deposits from Excess Servicing			$1,672,154.80

	iv	Total Reserve Account Balance Available			$3,174,833.80
	v	Required Reserve Account Balance			$1,502,679.00

	vi	Shortfall Carried to Next Period			$0.00
	vii	Excess Reserve - Release to SLM Investment Corp			$1,672,154.80
	viii	Ending Reserve Account Balance			$1,502,679.00

XI. 2001-3 Historical Pool Information

							2003	2002
			10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$548,481,635.85	$633,233,532.37	$653,085,639.26	$708,709,208.68	$1,010,254,157.67	$1,344,974,989.69

	Student Loan Principal Activity
	i	Regular Principal Collections	$46,209,020.21	$81,941,251.66	$19,659,419.97	$53,154,623.86	$240,705,754.37	$125,060,958.48
	ii	Principal Collections from Guarantor	4,877,303.11	4,785,514.33	3,154,355.67	5,074,609.92	19,255,147.49	16,254,858.90
	iii	Principal Reimbursements	52,047.69	32,324.32	49,508.83	119,983.28	60,204,910.68	224,027,742.19
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$51,138,371.01	$86,759,090.31	$22,863,284.47	$58,349,217.06	$320,165,812.54	$365,343,559.57
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$58,366.55	$91,895.09	$56,599.49	$81,448.14	$1,406,789.37	$1,716,089.69
	ii	Capitalized Interest	(3,316,141.05)	(2,099,088.88)	(3,067,777.07)	(2,807,095.78)	(20,027,652.92)	(32,338,817.24)

	iii	Total Non-Cash Principal Activity	$(3,257,774.50)	$(2,007,193.79)	$(3,011,177.58)	$(2,725,647.64)	$(18,620,863.55)	$(30,622,727.55)

(-)	Total Student Loan Principal Activity		$47,880,596.51	$84,751,896.52	$19,852,106.89	$55,623,569.42	$301,544,948.99	$334,720,832.02

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,249,886.90	$2,472,757.04	$2,146,526.21	$2,629,527.02	$14,812,744.34	$21,458,377.74
	ii	Interest Claims Received from Guarantors	185,458.98	185,879.63	127,713.02	213,847.48	972,849.31	997,027.73
	iii	Collection Fees/Returned Items	29,374.59	33,682.21	21,005.83	26,199.71	71,580.49	23,597.58
	iv	Late Fee Reimbursements	122,754.96	171,599.06	105,235.03	140,151.50	509,243.87	470,039.36
	v	Interest Reimbursements	21,972.82	11,437.18	14,791.86	17,787.28	662,267.69	4,528,597.81
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	1,226,998.46	648,016.40	423,322.89	467,054.03	760,465.91	962,047.16
	viii	Subsidy Payments	883,099.99	982,738.94	1,063,610.46	1,250,946.98	8,164,237.37	20,721,823.84

	ix	Total Interest Collections	$4,719,546.70	$4,506,110.46	$3,902,205.30	$4,745,514.00	$25,953,388.98	$49,161,511.22
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$517.07	$999.46	$868.85	$637.72	$(1,034,355.51)	$(1,403,654.74)
	ii	Capitalized Interest	3,316,141.05	2,099,088.88	3,067,777.07	2,807,095.78	20,027,652.92	32,338,817.24

	iii	Total Non-Cash Interest Adjustments	$3,316,658.12	$2,100,088.34	$3,068,645.92	$2,807,733.50	$18,993,297.41	$30,935,162.50

	Total Student Loan Interest Activity		$8,036,204.82	$6,606,198.80	$6,970,851.22	$7,553,247.50	$44,946,686.39	$80,096,673.72
(=)	Ending Student Loan Portfolio Balance		$500,601,039.34	$548,481,635.85	$633,233,532.37	$653,085,639.26	$708,709,208.68	$1,010,254,157.67
(+)	Interest to be Capitalized		$6,358,956.51	$8,521,359.75	$9,242,873.02	$10,351,743.38	$11,210,746.06	$21,016,019.56

(=)	TOTAL POOL		$506,959,995.85	$557,002,995.60	$642,476,405.39	$663,437,382.64	$719,919,954.74	$1,031,270,177.23

(+)	Reserve Account Balance		$0.00	$0.00	$1,606,191.01	$1,658,593.46	$1,799,799.89	$2,578,175.44

(=)	Total Adjusted Pool		$506,959,995.85	$557,002,995.60	$644,082,596.40	$665,095,976.10	$721,719,754.63	$1,033,848,352.67

XII. 2001-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-01	$1,467,175,396	6.40%

Jan-02	$1,380,055,263	12.32%

Apr-02	$1,304,589,331	13.74%

Jul-02	$1,256,402,376	12.95%

Oct-02	$1,154,833,320	15.41%

Jan-03	$1,031,270,177	18.39%

Apr-03	$948,009,630	19.12%

Jul-03	$912,770,214	17.83%

Oct-03	$799,316,621	20.09%

Jan-04	$719,919,955	20.94%

Apr-04	$663,437,383	20.95%

Jul-04	$642,476,405	19.65%

Oct-04	$557,002,996	21.16%

Jan-05	$506,959,996	21.36%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.